                   AS FILED WITH THE SECURITIES AND EXCHANGE
                        COMMISSION ON SEPTEMBER 29, 2003



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 KELLOGG COMPANY
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      38-0710690
(State or Other Jurisdiction of Incorporation       (I.R.S. Employer Identification No.)
               or Organization)

              ONE KELLOGG SQUARE
            BATTLE CREEK, MICHIGAN                               49016-3599
   (Address of Principal Executive Offices)                      (Zip Code)


                  KELLOGG COMPANY 2003 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

 JAMES MARKEY, VICE PRESIDENT AND CHIEF COUNSEL -- SECURITIES AND INTERNATIONAL
                                 KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
                     (Name and Address of Agent for Service)

                                 (269) 961-2000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO                   AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT
BE REGISTERED)                          REGISTERED (1)    OFFERING PRICE PER        AGGREGATE OFFERING       OF REGISTRATION
                                                               SHARE(2)                  PRICE(2)                 FEE(2)
Common Stock                             25,000,000            $33.175                $829,375,000             $67,096.44
par value $.25 per
share

1. This Registration Statement also covers, pursuant to Instruction E to Form S-8, an additional 5,089,496 shares of common stock previously registered on, and carried forward from, a Form S-8 Registration Statement (File No. 333-56542) filed in connection with the Kellogg Company 2001 Long-Term Incentive Plan and with respect to which a registration fee of $33,629.33 has been paid.

2. Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the common stock of the Registrant as reported on the New York Stock Exchange as of September 24, 2003.

                                EXPLANATORY NOTE

         Included in the total number of shares available under the Kellogg Company 2003 Long-Term Incentive Plan, are the remaining shares available for issuance under the Kellogg Company 2001 Long-Term Incentive Plan, which shares have been previously registered on Form S-8 Registration Statement (File No. 333-56542). Of the 26,000,000 shares previously registered, 5,089,496 remained available for issuance as of June 30, 2003. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission (the "Commission") set forth in No. 89 in the Securities Act Forms section of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), the remaining shares are carried forward to, deemed covered by, and issued pursuant to, this Registration Statement and no additional registration fee is due with respect to the carried forward shares.


                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         We shall send or give to each participant in the Kellogg Company 2003 Long-Term Incentive Plan the document(s) containing the information specified in
Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Commission, such documents are not being filed with or included in this Registration Statement. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that have been filed with the Commission by Kellogg Company (the "Registrant") are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 28, 2002 (File No. 1-4171), containing audited financial statements for the Registrant's latest fiscal year;

         (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 28, 2003 (File No. 1-4171);

         (c) The Registrant's current report on Form 8-K dated June 5, 2003;

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (File No. 1-4171) since the end of the fiscal year covered by the Annual Report on Form 10-K referenced above; and

         (e) The description of the Registrant's common stock, par value $.25 per share, which is contained in Item 14 of the Registrant's Application for Registration of Securities on a National Securities Exchange on Form 10 dated March 20, 1959 filed with the Commission (File No. 1-4171) under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         See Item 3.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legal matters addressed in the opinion as to the legality of the securities being registered (attached hereto as Exhibit 5.1) have been passed on for the Registrant by James Markey, Vice President and Chief Counsel -- Securities and International. Mr. Markey is compensated as an employee, is eligible to participate in the Kellogg Company 2003 Long-Term Incentive Plan and as of September 16, 2003, is the owner of approximately 860 shares of common stock of the Registrant and is the holder of options to acquire approximately 91,400 shares of common stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Section 145 provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 145 does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

                  The Registrant's By-laws and Amended and Restated Certificate of Incorporation grant indemnification to such persons to the extent permitted by Delaware law and authorize the purchase of insurance to cover liabilities asserted against such persons.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NUMBER            DESCRIPTION OF EXHIBIT

4.1 Amended and Restated Certificate of Incorporation of Kellogg Company, incorporated by reference to Exhibit
                          4.1 to the Registrant's Registration Statement on Form S-8, file number 333-56536.

4.2 By-laws of Kellogg Company, as amended, incorporated by reference to Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2002, Commission file number 1-4171.

4.3 Kellogg Company 2003 Long-Term Incentive Plan, incorporated by reference to Appendix B of the Proxy Statement on Schedule 14-A filed March 14, 2003.

5.1 Opinion of the Registrant's Vice President and Chief Counsel -- Securities and International as to the legality of the securities being registered.

23.1 Consent of the Registrant's Vice President and Chief Counsel -- Securities and International (included in opinion filed as Exhibit 5.1).

23.2                      Consent of PricewaterhouseCoopers LLP.

24.1                      Powers of Attorney.

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Battle Creek, State of Michigan, on this 29th day of September, 2003.

                                         KELLOGG COMPANY

                                         By:       /s/ Carlos M. Gutierrez
                                              ----------------------------------
                                              Carlos M. Gutierrez
                                              Chairman of the Board
                                              and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2003.

               SIGNATURE                                                                   TITLE

   /s/ Carlos M. Gutierrez                                               Chairman of the Board and Chief Executive
---------------------------------------------                              Officer (Principal Executive Officer)
Carlos M. Gutierrez

  /s/ John A. Bryant                                                    Executive Vice President and Chief Financial
--------------------------------------------                               Officer (Principal Financial Officer)
John A. Bryant

  /s/ Jeffrey M. Boromisa                                                   Senior Vice President and Corporate
--------------------------------------------                             Controller (Principal Accounting Officer)
Jeffrey M. Boromisa

                      *                                                                   Director
--------------------------------------------
Benjamin S. Carson, Sr.

                      *                                                                   Director
--------------------------------------------
John T. Dillon

                      *                                                                   Director
--------------------------------------------
Claudio X. Gonzalez

                      *                                                                   Director
--------------------------------------------
Gordon Gund

                      *                                                                   Director
--------------------------------------------
James M. Jenness

                      *                                                                   Director
--------------------------------------------
Dorothy A. Johnson

                      *                                                                   Director
--------------------------------------------
L. Daniel Jorndt

                      *                                                                   Director
--------------------------------------------
Ann McLaughlin Korologos

                      *                                                                   Director
--------------------------------------------
William D. Perez

                      *                                                                   Director
--------------------------------------------
William C. Richardson

                      *                                                                   Director
--------------------------------------------
John L. Zabriskie

*By:              /s/ James Markey                                                   September 29, 2003
     ------------------------------------------------
                 James Markey
                 As Attorney-in-fact

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

EXHIBIT NUMBER            DESCRIPTION OF DOCUMENT

4.1 Amended and Restated Certificate of Incorporation of Kellogg Company, incorporated by reference to Exhibit
                          4.1 to the Registrant's Registration Statement on Form S-8, file number 333-56536.

4.2 By-laws of Kellogg Company, as amended, incorporated by reference to Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2002, Commission file number 1-4171.

4.3 Kellogg Company 2003 Long-Term Incentive Plan, incorporated by reference to Appendix B of the Proxy Statement on Schedule 14-A filed March 14, 2003.

5.1 Opinion of the Registrant's Vice President and Chief Counsel -- Securities and International as to the legality of the securities being registered.

23.1 Consent of the Registrant's Vice President and Chief Counsel -- Securities and International (included in opinion filed as Exhibit 5.1).

23.2                      Consent of PricewaterhouseCoopers LLP.

24.1                      Powers of Attorney.